                                      Exhibit 99.1

                               Joint Filer Information

Form 4

Designated Filer:           Cleantech Europe II (A) L.P.

Other Joint Filers:         Cleantech Europe II (B) L.P., Cleantech II General
                            Partner L.P., Cleantech II General Partner Limited,
                            Zouk Capital LLP, Zouk Holdings Limited and Zouk
                            Ventures Ltd.

Addresses:                  The principal business address of each of the joint
                            filers listed above except for ZHL and Cleantech GP
                            LP is 100 Brompton Road, London, SW3 1ER, United
                            Kingdom. The principal business address of ZHL is
                            c/o State Street Global Services, 22 Grenville
                            Street, St Helier, Jersey JE4 8PX, Channel Islands.
                            The principal business address of Cleantech GP L.P.
                            is 50 Lothian Road, Festival Square, Edinburgh, EH3
                            9WJ, United Kingdom.

Date of Event Requiring
Statement:                  1/3/2014

Issuer Name and Ticker or
Trading Symbol              Lighting Science Group Corporation [LSCG]

Date:                       1/7/2014